Investor Relations: Sheila Ray 404.239.8684 / sheila.ray@statebt.com

State Bank Financial Corporation Reports First Quarter 2018 Financial Results

▪	Record net income of $17.4 million, or $.44 per diluted share, in the first quarter of 2018

▪	Return on assets of 1.45% and return on equity of 10.96%

▪	Loan growth of $104.4 million, or 12.6% annualized, excluding purchased credit impaired loans

▪	Successful conversion of AloStar Bank of Commerce's core system

▪	Dividend increased 43% to $.20 per common share, a $.06 per share increase

ATLANTA, GA, April 26, 2018 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the first quarter of 2018. Net income for the first quarter of 2018 was $17.4 million, compared to $5.4 million in the fourth quarter of 2017, which included the impact of a $10.7 million non-cash tax expense related to the revaluation of our net deferred tax assets, and $11.6 million in the first quarter of 2017. Fully diluted earnings per share were $.44 in the first quarter of 2018, compared to $.14 in the fourth quarter of 2017 and $.30 in the first quarter of 2017.

Tom Wiley, Vice Chairman and CEO, commented, “Strong loan growth, disciplined expense management and completion of the AloStar systems conversion led to a fast start to 2018. I am proud of our team as we successfully completed the conversion without losing focus on production. We expect the benefits of our merger with AloStar to grow during the year. Quarterly net income of $17.4 million reflects the benefit of the newly acquired lines of business and the reduction in income taxes.”

Operating Highlights

Interest income on loans improved to $48.4 million in the first quarter of 2018, a $1.5 million increase from the fourth quarter of 2017 and a $14.4 million increase from the first quarter of 2017. Net interest income of $54.9 million in the first quarter of 2018 decreased from $58.0 million in the fourth quarter of 2017 and increased from $44.0 million in the first quarter of 2017. Accretion income on loans was $5.9 million in the first quarter of 2018, down from $10.7 million in the fourth quarter of 2017 and $7.7 million in the first quarter of 2017. The $4.7 million linked-quarter decrease was primarily due to unexpected acceleration of certain purchased credit impaired loan payoffs in the fourth quarter of 2017. As of March 31, 2018, approximately $58 million of accretable discount remains to be recognized as loan accretion income.

Noninterest income was $10.5 million in the first quarter of 2018, compared to $10.1 million in the fourth quarter of 2017 and $9.5 million in the first quarter of 2017. Revenues from mortgage banking and payroll and insurance increased $367,000 and $62,000, respectively, in the first quarter of 2018, compared to the fourth quarter of 2017, while SBA income decreased $674,000.

Total noninterest expense for the first quarter of 2018 was $39.3 million, compared to $40.7 million in the fourth quarter of 2017 and $34.6 million in the first quarter of 2017. The $1.4 million linked-quarter decrease was primarily due to a $1.3 million decrease in merger-related expenses related to the AloStar Bank of Commerce acquisition. Merger-related expenses were $1.3 million for the first quarter of 2018.

Financial Condition

Total assets at March 31, 2018, were $4.9 billion, down from $5.0 billion at December 31, 2017. Total loans were $3.6 billion at March 31, 2018, up $86.3 million from the fourth quarter of 2017. Period-end organic loans increased to $2.5 billion at March 31, 2018, an increase of $149.5 million from the fourth quarter of 2017. Purchased non-credit impaired loans decreased to $945.7 million at March 31, 2018, a $45.1 million linked-quarter decline. Purchased credit impaired loans decreased to $157.5 million at March 31, 2018, an $18.1 million linked-quarter decline.

Past due organic and purchased non-credit impaired loans were .22% and .45% of their respective portfolios at March 31, 2018. The provision for loan losses on organic and purchased non-credit impaired loans was $2.7 million in the first quarter of 2018 and was primarily attributable to organic loan growth, net charge-offs and continued seasoning of the purchased non-credit impaired portfolio. The organic allowance as a percent of organic loans was .99% at the end of the first quarter of 2018.

Total deposits at March 31, 2018, were $4.2 billion, down $58.7 million from December 31, 2017, as the seasonal cash operating cycle of certain State Bank clients led to a decline of $156.1 million in period-end transaction accounts. Noninterest-bearing demand deposits represented 26.0% of total deposits as of March 31, 2018. Average noninterest-bearing demand deposits were $1.1 billion, a $65.3 million decrease from the fourth quarter of 2017 and a $127.0 million increase from the first quarter of 2017.

Joe Evans, Chairman of State Bank Financial, commented, “We began 2018 with a 43% increase in our quarterly dividend and are pleased with the first quarter’s solid growth in earnings and loans. Our focus remains on long term growth, a best in class client experience, operational efficiency and shareholder return. The economic backdrop in our markets remains favorable and creates great opportunity for continued strong performance in 2018.”

Tangible book value per share was $14.15 at the end of the first quarter of 2018. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 11.69% and a Tier I risk-based capital ratio of 12.44%.

Detailed Results

Supplemental tables displaying financial results for the first quarter of 2018 and the previous four quarters are included with this press release.

Non-GAAP Financial Measures

This press release contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information on these non-GAAP financial measures, please refer to 1Q18 Financial Supplement: Table 7, Reconciliation of Non-GAAP Measures.

Conference Call

Chairman Joe Evans, Chief Executive Officer Tom Wiley, Chief Financial Officer and Chief Operating Officer Sheila Ray, and Chief Credit Officer David Black will discuss financial and business results for the quarter on a conference call today at 11:00 a.m. ET.

Dial in number: 1.800.772.4206

Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call is completed in the Investors section of our website at www.statebt.com. A slide presentation for today’s call is also available in the Investors section of our website.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $4.9 billion in assets as of March 31, 2018, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates a full service banking business and offers a broad range of commercial and retail banking products to our customers throughout seven of Georgia’s eight largest MSAs.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release and other information that we make publicly available from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “anticipate,” “plan,” “seek,” “believe,” “expect,” “focus,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the amount of accretable discount that remains to be recognized as loan accretion income, expected benefits of our merger with AloStar Bank of Commerce, our focus on long term growth, best in class client experience, operational efficiency and shareholder return, our belief that our markets remain favorable and our prospects for continued strong performance. Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in our markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, the anticipated benefits of the AloStar transaction, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation
1Q18 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						1Q18 change vs
(Dollars in thousands, except per share amounts)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Income Statement Highlights
Interest income on loans	$48,444	$46,926	$35,400	$34,872	$34,060	$1,518	$14,384
Accretion income on loans	5,946	10,671	6,520	9,228	7,677	(4,725)	(1,731)
Interest income on invested funds	6,171	6,034	5,782	5,747	5,460	137	711
Total interest income	60,561	63,631	47,702	49,847	47,197	(3,070)	13,364
Interest expense	5,705	5,614	3,370	3,369	3,239	91	2,466
Net interest income	54,856	58,017	44,332	46,478	43,958	(3,161)	10,898
Provision for loan and lease losses (organic & PNCI loans)	2,650	2,050	1,300	1,470	1,361	600	1,289
Provision for loan and lease losses (purchased credit impaired loans)	558	798	(885)	375	(359)	(240)	917
Provision for loan and lease losses	3,208	2,848	415	1,845	1,002	360	2,206
Total noninterest income	10,461	10,140	9,682	10,476	9,459	321	1,002
Total noninterest expense	39,268	40,684	31,571	31,997	34,565	(1,416)	4,703
Income before income taxes	22,841	24,625	22,028	23,112	17,850	(1,784)	4,991
Income tax expense	5,476	19,248	7,592	7,909	6,292	(13,772)	(816)
Net income	$17,365	$5,377	$14,436	$15,203	$11,558	$11,988	$5,807

Common Share Data
Basic earnings per share	$.45	$.14	$.37	$.39	$.30	$.31	$.15
Diluted earnings per share	.44	.14	.37	.39	.30	.30	.14
Cash dividends declared per share	.20	.14	.14	.14	.14	.06	.06
Book value per share	16.58	16.45	16.48	16.23	15.96	.13	.62
Tangible book value per share (1)	14.15	14.00	14.01	13.94	13.66	.15	.49
Market price per share (quarter end)	30.01	29.84	28.65	27.12	26.12	.17	3.89

Common Shares Outstanding
Common stock	39,003,412	38,992,163	38,991,022	38,967,972	38,870,424	11,249	132,988
Weighted average shares outstanding:
Basic	38,032,007	38,009,181	37,918,753	37,896,125	37,867,718	22,826	164,289
Diluted	38,070,554	38,068,619	37,963,141	37,942,483	37,954,585	1,935	115,969

Average Balance Sheet Highlights
Loans	$3,598,543	$3,603,482	$2,893,187	$2,905,415	$2,846,571	$(4,939)	$751,972
Assets	4,860,730	4,982,451	4,178,731	4,200,843	4,181,961	(121,721)	678,769
Deposits	4,084,844	4,248,553	3,437,329	3,413,831	3,423,506	(163,709)	661,338
Equity	642,787	645,409	638,620	627,294	617,009	(2,622)	25,778
Tangible equity (1)	547,620	549,564	550,002	538,153	527,603	(1,944)	20,017

State Bank Financial Corporation
1Q18 Financial Supplement: Table 1 (continued)
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						1Q18 change vs
(Dollars in thousands, except per share amounts)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Key Metrics (2)
Return on average assets	1.45%	.43%	1.37%	1.45%	1.12%	1.02%	.33%
Return on average equity	10.96	3.31	8.97	9.72	7.60	7.65	3.36
Yield on earning assets	5.36	5.39	4.85	5.11	4.93	(.03)	.43
Cost of funds	.55	.52	.38	.38	.37	.03	.18
Rate on interest-bearing liabilities	.75	.71	.54	.53	.52	.04	.23
Net interest margin	4.86	4.91	4.51	4.76	4.59	(.05)	.27
Leverage ratio (3)	11.69	11.24	13.37	13.23	13.04	.45	(1.35)
Tier I risk-based capital ratio (3)	12.44	12.61	12.30	15.01	14.74	(.17)	(2.30)
Total risk-based capital ratio (3)	13.14	13.28	12.91	15.79	15.49	(.14)	(2.35)
Efficiency ratio (4)	60.12	59.69	58.45	56.18	64.71	.43	(4.59)
Average loans to average deposits	88.09	84.82	84.17	85.11	83.15	3.27	4.94
Noninterest-bearing deposits to total deposits	26.04	28.07	27.82	29.24	27.71	(2.03)	(1.67)

(1)     Denotes a non-GAAP financial measure. See Reconciliation of Non-GAAP Measures (Table 7) for further information.
(2)     Income statement ratios and yield/rate information are annualized for the applicable period.
(3)     Current period capital ratios are estimated as of the date of this earnings release.
(4)     Noninterest expense divided by net interest income plus noninterest income.

State Bank Financial Corporation
1Q18 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						1Q18 change vs
(Dollars in thousands)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Assets
Cash and amounts due from depository institutions	$13,113	$17,438	$14,235	$11,284	$12,101	$(4,325)	$1,012
Interest-bearing deposits in other financial institutions	59,620	211,142	251,115	126,390	62,222	(151,522)	(2,602)
Federal funds sold	9,000	2,297	16,889	—	—	6,703	9,000
Cash and cash equivalents	81,733	230,877	282,239	137,674	74,323	(149,144)	7,410
Equity securities	1,515	1,515	1,515	1,515	1,546	—	(31)
Debt securities available-for-sale	863,697	872,455	919,248	846,280	894,751	(8,758)	(31,054)
Debt securities held-to-maturity	27,558	32,852	57,867	63,104	67,053	(5,294)	(39,495)
Loans	3,618,521	3,532,193	3,572,790	2,881,000	2,854,780	86,328	763,741
Allowance for loan and lease losses	(31,317)	(28,750)	(26,842)	(27,988)	(26,976)	(2,567)	(4,341)
Loans, net	3,587,204	3,503,443	3,545,948	2,853,012	2,827,804	83,761	759,400
Loans held-for-sale	47,482	36,211	47,743	48,895	51,380	11,271	(3,898)
Other real estate owned	4,207	895	1,271	2,407	3,759	3,312	448
Premises and equipment, net	52,410	51,794	52,120	51,170	51,535	616	875
Goodwill	84,564	84,564	84,564	77,476	77,084	—	7,480
Other intangibles, net	10,384	11,034	11,755	11,599	12,054	(650)	(1,670)
SBA servicing rights	4,003	4,069	3,950	3,828	3,547	(66)	456
Bank-owned life insurance	67,768	67,313	66,846	66,320	65,855	455	1,913
Other assets	59,772	61,560	73,417	70,697	71,990	(1,788)	(12,218)
Total assets	$4,892,297	$4,958,582	$5,148,483	$4,233,977	$4,202,681	$(66,285)	$689,616
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$1,089,579	$1,191,106	$1,179,698	$1,009,509	$944,838	$(101,527)	$144,741
Interest-bearing deposits	3,094,853	3,052,029	3,061,387	2,443,183	2,464,937	42,824	629,916
Total deposits	4,184,432	4,243,135	4,241,085	3,452,692	3,409,775	(58,703)	774,657
Federal funds purchased and securities sold under agreements to repurchase	9,565	25,209	25,499	25,256	25,056	(15,644)	(15,491)
FHLB borrowings	15,000	—	—	80,000	100,000	15,000	(85,000)
Notes payable	398	398	398	398	398	—	—
Other liabilities	36,248	48,289	238,911	43,294	47,169	(12,041)	(10,921)
Total liabilities	4,245,643	4,317,031	4,505,893	3,601,640	3,582,398	(71,388)	663,245
Total shareholders’ equity	646,654	641,551	642,590	632,337	620,283	5,103	26,371
Total liabilities and shareholders’ equity	$4,892,297	$4,958,582	$5,148,483	$4,233,977	$4,202,681	$(66,285)	$689,616

Capital Ratios (1)
Average equity to average assets	13.22%	12.95%	15.28%	14.93%	14.75%	.27%	(1.53)%
Leverage ratio	11.69	11.24	13.37	13.23	13.04	.45	(1.35)
CET1 risk-based capital ratio	12.44	12.61	12.30	15.01	14.74	(.17)	(2.30)
Tier I risk-based capital ratio	12.44	12.61	12.30	15.01	14.74	(.17)	(2.30)
Total risk-based capital ratio	13.14	13.28	12.91	15.79	15.49	(.14)	(2.35)

(1) Current period capital ratios are estimated as of the date of this earning release.

State Bank Financial Corporation
1Q18 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						1Q18 change vs
(Dollars in thousands, except per share amounts)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Net Interest Income:
Interest income on loans	$48,444	$46,926	$35,400	$34,872	$34,060	$1,518	$14,384
Accretion income on loans	5,946	10,671	6,520	9,228	7,677	(4,725)	(1,731)
Interest income on invested funds	6,171	6,034	5,782	5,747	5,460	137	711
Interest expense	5,705	5,614	3,370	3,369	3,239	91	2,466
Net interest income	54,856	58,017	44,332	46,478	43,958	(3,161)	10,898
Provision for loan and lease losses (organic & PNCI loans)	2,650	2,050	1,300	1,470	1,361	600	1,289
Provision for loan and lease losses (purchased credit impaired loans)	558	798	(885)	375	(359)	(240)	917
Provision for loan and lease losses	3,208	2,848	415	1,845	1,002	360	2,206
Net interest income after provision for loan and lease losses	51,648	55,169	43,917	44,633	42,956	(3,521)	8,692
Noninterest Income:
Service charges on deposits	1,625	1,678	1,575	1,471	1,467	(53)	158
Mortgage banking income	2,925	2,558	2,793	3,096	2,894	367	31
Payroll and insurance income	1,760	1,698	1,487	1,418	1,495	62	265
SBA income	1,192	1,866	1,464	1,983	1,178	(674)	14
ATM income	870	860	826	864	832	10	38
Bank-owned life insurance income	455	467	526	465	484	(12)	(29)
(Loss) gain on sale of investment securities	—	(1,481)	3	13	12	1,481	(12)
Other	1,634	2,494	1,008	1,166	1,097	(860)	537
Total noninterest income	10,461	10,140	9,682	10,476	9,459	321	1,002
Noninterest Expense:
Salaries and employee benefits	26,042	25,089	20,701	21,178	21,388	953	4,654
Occupancy and equipment	3,496	3,576	3,187	3,329	3,280	(80)	216
Data processing	2,896	2,596	2,587	2,382	2,639	300	257
Legal and professional fees	739	973	700	898	1,805	(234)	(1,066)
Merger-related expenses	1,264	2,588	135	372	2,235	(1,324)	(971)
Marketing	425	693	342	403	664	(268)	(239)
Federal deposit insurance premiums and other regulatory fees	500	498	407	398	397	2	103
Loan collection costs and OREO activity	166	358	181	(213)	(1,042)	(192)	1,208
Amortization of intangibles	651	721	701	697	696	(70)	(45)
Other	3,089	3,592	2,630	2,553	2,503	(503)	586
Total noninterest expense	39,268	40,684	31,571	31,997	34,565	(1,416)	4,703
Income Before Income Taxes	22,841	24,625	22,028	23,112	17,850	(1,784)	4,991
Income tax expense	5,476	19,248	7,592	7,909	6,292	(13,772)	(816)
Net Income	$17,365	$5,377	$14,436	$15,203	$11,558	$11,988	$5,807

Net income allocated to participating securities	$435	$136	$389	$413	$295	$299	$140
Net income allocated to common shareholders	16,930	5,241	14,047	14,790	11,263	11,689	5,667

Effective Tax Rate	23.97%	78.16%	34.47%	34.22%	35.25%	(54.19)%	(11.28)%
Earnings Per Share
Basic	$.45	$.14	$.37	$.39	$.30	$.31	$.15
Diluted	.44	.14	.37	.39	.30	.30	.14
Weighted Average Shares Outstanding
Basic	38,032,007	38,009,181	37,918,753	37,896,125	37,867,718	22,826	164,289
Diluted	38,070,554	38,068,619	37,963,141	37,942,483	37,954,585	1,935	115,969

State Bank Financial Corporation
1Q18 Financial Supplement: Table 4
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						1Q18 change vs
(Dollars in thousands)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Composition of Loans
Organic loans (1):
Construction, land & land development	$442,942	$412,540	$460,368	$413,557	$418,186	$30,402	$24,756
Other commercial real estate	941,581	949,594	915,727	960,762	885,570	(8,013)	56,011
Total commercial real estate	1,384,523	1,362,134	1,376,095	1,374,319	1,303,756	22,389	80,767
Residential real estate	208,960	196,225	175,258	167,755	161,460	12,735	47,500
Owner-occupied real estate	253,059	260,273	261,784	244,637	251,703	(7,214)	1,356
Commercial, financial & agricultural	562,566	430,205	363,551	355,629	336,257	132,361	226,309
Leases	43,787	52,396	66,765	73,103	62,603	(8,609)	(18,816)
Consumer	62,423	64,610	61,200	60,028	56,776	(2,187)	5,647
Total organic loans	2,515,318	2,365,843	2,304,653	2,275,471	2,172,555	149,475	342,763
Purchased non-credit impaired loans(2):
Construction, land & land development	24,352	25,908	30,670	31,083	43,787	(1,556)	(19,435)
Other commercial real estate	226,893	218,660	234,486	171,914	188,737	8,233	38,156
Total commercial real estate	251,245	244,568	265,156	202,997	232,524	6,677	18,721
Residential real estate	82,416	96,529	112,244	117,449	137,699	(14,113)	(55,283)
Owner-occupied real estate	94,900	118,294	125,438	114,438	119,871	(23,394)	(24,971)
Commercial, financial & agricultural	515,327	529,184	558,992	31,654	33,690	(13,857)	481,637
Consumer	1,791	2,161	2,647	3,393	4,281	(370)	(2,490)
Total purchased non-credit impaired loans	945,679	990,736	1,064,477	469,931	528,065	(45,057)	417,614
Purchased credit impaired loans (3):
Construction, land & land development	12,802	13,545	16,918	16,857	17,211	(743)	(4,409)
Other commercial real estate	77,838	86,748	102,934	46,078	60,664	(8,910)	17,174
Total commercial real estate	90,640	100,293	119,852	62,935	77,875	(9,653)	12,765
Residential real estate	36,747	40,332	42,190	45,513	49,728	(3,585)	(12,981)
Owner-occupied real estate	18,593	20,803	26,210	23,262	22,099	(2,210)	(3,506)
Commercial, financial & agricultural	11,436	14,051	15,139	3,617	4,153	(2,615)	7,283
Consumer	108	135	269	271	305	(27)	(197)
Total purchased credit impaired loans	157,524	175,614	203,660	135,598	154,160	(18,090)	3,364
Total loans	$3,618,521	$3,532,193	$3,572,790	$2,881,000	$2,854,780	$86,328	$763,741
Composition of Deposits
Noninterest-bearing demand deposits	$1,089,579	$1,191,106	$1,179,698	$1,009,509	$944,838	$(101,527)	$144,741
Interest-bearing transaction accounts	633,542	688,150	619,156	591,038	599,858	(54,608)	33,684
Savings and money market deposits	1,602,908	1,626,238	1,680,922	1,373,686	1,393,711	(23,330)	209,197
Time deposits	713,869	715,133	731,416	419,020	454,889	(1,264)	258,980
Brokered and wholesale time deposits	144,534	22,508	29,893	59,439	16,479	122,026	128,055
Total deposits	$4,184,432	$4,243,135	$4,241,085	$3,452,692	$3,409,775	$(58,703)	$774,657

(1) Loans originated by State Bank and Trust Company.
(2) Consists of loans purchased in our acquisitions of Bank of Atlanta, First Bank of Georgia, The National Bank of Georgia, S Bank, and AloStar Bank of Commerce.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due, including all loans acquired from the FDIC.

State Bank Financial Corporation
1Q18 Financial Supplement: Table 5
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						1Q18 change vs
(Dollars in thousands)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Allowance for loan and lease losses on organic loans
Beginning Balance	$24,039	$22,709	$22,560	$21,885	$21,086	$1,330	$2,953
Charge-offs	(664)	(474)	(912)	(536)	(540)	(190)	(124)
Recoveries	133	77	106	113	77	56	56
Net (charge-offs) recoveries	(531)	(397)	(806)	(423)	(463)	(134)	(68)
Provision for loan and lease losses	1,374	1,727	955	1,098	1,262	(353)	112
Ending Balance	$24,882	$24,039	$22,709	$22,560	$21,885	$843	$2,997

Allowance for loan and lease losses on purchased non-credit impaired loans
Beginning Balance	$995	$900	$667	$491	$439	$95	$556
Charge-offs	(40)	(273)	(152)	(197)	(48)	233	8
Recoveries	18	45	40	1	1	(27)	17
Net (charge-offs) recoveries	(22)	(228)	(112)	(196)	(47)	206	25
Provision for loan and lease losses	1,276	323	345	372	99	953	1,177
Ending Balance	$2,249	$995	$900	$667	$491	$1,254	$1,758

Allowance for loan and lease losses on purchased credit impaired loans
Beginning Balance	$3,716	$3,233	$4,761	$4,600	$5,073	$483	$(1,357)
Charge-offs	(88)	(315)	(643)	(214)	(114)	227	26
Recoveries	—	—	—	—	—	—	—
Net (charge-offs) recoveries	(88)	(315)	(643)	(214)	(114)	227	26
Provision for loan and lease losses	558	798	(885)	375	(359)	(240)	917
Ending Balance	$4,186	$3,716	$3,233	$4,761	$4,600	$470	$(414)

Nonperforming organic assets
Nonaccrual loans	$9,186	$6,656	$5,482	$1,422	$6,114	$2,530	$3,072
Accruing TDRs	556	566	—	—	—	(10)	556
Total nonperforming organic loans	9,742	7,222	5,482	1,422	6,114	2,520	3,628
Other real estate owned	3,231	153	—	23	232	3,078	2,999
Total nonperforming organic assets	$12,973	$7,375	$5,482	$1,445	$6,346	$5,598	$6,627

Nonperforming purchased non-credit impaired assets
Nonaccrual loans	$6,356	$5,821	$5,615	$5,141	$4,098	$535	$2,258
Accruing TDRs	2,769	—	—	—	—	2,769	2,769
Total nonperforming PNCI loans	9,125	5,821	5,615	5,141	4,098	3,304	5,027
Other real estate owned	—	—	—	—	—	—	—
Total nonperforming PNCI assets	$9,125	$5,821	$5,615	$5,141	$4,098	$3,304	$5,027

Ratios for organic assets
Annualized QTD charge-offs (recoveries) on organic loans to average organic loans	.09%	.07%	.14%	.08%	.09%	.02%	—%
Nonperforming organic loans to organic loans	.39	.31	.24	.06	.28	.08	.11
Nonperforming organic assets to organic loans + OREO	.52	.31	.24	.06	.29	.21	.23
Past due organic loans to organic loans	.22	.20	.12	.09	.08	.02	.14
Allowance for loan and lease losses on organic loans to organic loans	.99	1.02	.99	.99	1.01	(.03)	(.02)

State Bank Financial Corporation
1Q18 Financial Supplement: Table 5 (continued)
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						1Q18 change vs
(Dollars in thousands)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Ratios for purchased non-credit impaired loans
Annualized QTD charge-offs (recoveries) on PNCI loans to average PNCI loans	.01%	.09%	.10%	.16%	.03%	(.08)%	(.02)%
Nonperforming PNCI loans to PNCI loans	.96	.59	.53	1.09	.78	.37	.18
Nonperforming PNCI assets to PNCI loans + OREO	.96	.59	.53	1.09	.78	.37	.18
Past due PNCI loans to PNCI loans	.45	.40	.48	1.05	.90	.05	(.45)
Allowance for loan and lease losses on PNCI loans to PNCI loans	.24	.10	.08	.14	.09	.14	.15

Ratios for purchased credit impaired loans (1)
Annualized QTD charge-offs (recoveries) on PCI loans to average PCI loans	.21%	.66%	1.95%	.60%	.30%	(.45)%	(.09)%
Past due PCI loans to PCI loans	6.47	5.84	8.12	10.26	10.68	.63	(4.21)
Allowance for loan and lease losses on PCI loans to PCI loans	2.66	2.12	1.59	3.51	2.98	.54	(.32)

(1) For each period presented, a portion of our purchased credit impaired loans were contractually past due; however, such delinquencies were included in our performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such, we do not consider purchased credit impaired loans to be nonperforming assets.

State Bank Financial Corporation
1Q18 Financial Supplement: Table 6
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						1Q18 change vs
(Dollars in thousands)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17
Average Balances
Interest-bearing deposits in other financial institutions and federal funds sold	$93,692	$168,223	$108,546	$73,862	$85,720	$(74,531)	$7,972
Investment securities	893,685	924,933	913,898	947,300	961,913	(31,248)	(68,228)
Loans, excluding purchased credit impaired (1)	3,430,599	3,413,159	2,762,479	2,762,996	2,692,517	17,440	738,082
Purchased credit impaired loans	167,944	190,323	130,708	142,419	154,054	(22,379)	13,890
Total earning assets	4,585,920	4,696,638	3,915,631	3,926,577	3,894,204	(110,718)	691,716
Total nonearning assets	274,810	285,813	263,100	274,266	287,757	(11,003)	(12,947)
Total assets	4,860,730	4,982,451	4,178,731	4,200,843	4,181,961	(121,721)	678,769
Interest-bearing transaction accounts	626,298	664,938	580,090	585,343	602,378	(38,640)	23,920
Savings & money market deposits	1,594,724	1,685,292	1,383,326	1,380,586	1,388,876	(90,568)	205,848
Time deposits	715,514	724,578	420,192	437,475	456,811	(9,064)	258,703
Brokered and wholesale time deposits	65,749	25,911	49,675	38,353	19,926	39,838	45,823
Other borrowings	85,788	35,353	57,988	119,652	81,344	50,435	4,444
Total interest-bearing liabilities	3,088,073	3,136,072	2,491,271	2,561,409	2,549,335	(47,999)	538,738
Noninterest-bearing deposits	1,082,559	1,147,834	1,004,046	972,074	955,515	(65,275)	127,044
Other liabilities	47,311	53,136	44,794	40,066	60,102	(5,825)	(12,791)
Shareholders’ equity	642,787	645,409	638,620	627,294	617,009	(2,622)	25,778
Total liabilities and shareholders' equity	4,860,730	4,982,451	4,178,731	4,200,843	4,181,961	(121,721)	678,769

Interest Margins (2)
Interest-bearing deposits in other financial institutions and federal funds sold	.80%	.86%	.80%	.50%	.44%	(.06)%	.36%
Investment securities, tax-equivalent basis	2.72	2.43	2.42	2.39	2.26	.29	.46
Loans, excluding purchased credit impaired, tax-equivalent basis (3)	5.73	5.47	5.11	5.08	5.15	.26	.58
Purchased credit impaired loans	14.36	22.24	19.79	25.99	20.21	(7.88)	(5.85)
Total earning assets	5.36%	5.39%	4.85%	5.11%	4.93%	(.03)%	.43%
Interest-bearing transaction accounts	.14	.13	.13	.12	.12	.01	.02
Savings & money market deposits	.76	.80	.63	.61	.60	(.04)	.16
Time deposits	1.09	1.04	.72	.69	.72	.05	.37
Brokered and wholesale time deposits	1.91	1.15	1.05	1.05	1.06	.76	.85
Other borrowings	1.31	.52	.75	.82	.65	.79	.66
Total interest-bearing liabilities	.75%	.71%	.54%	.53%	.52%	.04%	.23%
Net interest spread	4.61%	4.68%	4.31%	4.58%	4.41%	(.07)%	.20%
Net interest margin	4.86%	4.91%	4.51%	4.76%	4.59%	(.05)%	.27%
Net interest margin contribution from accretion income on loans	.53%	.90%	.66%	.94%	.80%	(.37)%	(.27)%

(1) Includes average nonaccrual loans of $12.9 million for 1Q18, $11.4 million for 4Q17, $8.0 million for 3Q17, $9.3 million for 2Q17, and $9.9 million for 1Q17.
(2) Interest income or expense annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the federal statutory tax rate of 21% for all periods beginning on or after January 1, 2018 and 35% for all periods prior to January 1, 2018 in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $57,000 for 1Q18, $128,000 for 4Q17, $177,000 for 3Q17, $131,000 for 2Q17, and $140,000 for 1Q17.

State Bank Financial Corporation
1Q18 Financial Supplement: Table 7
Reconciliation of Non-GAAP Measures (1)
Quarterly (Unaudited)
(dollars in thousands, except per share amounts; taxable equivalent)	1Q18	4Q17	3Q17	2Q17	1Q17

Book value per common share reconciliation
Book value per common share (GAAP)	$16.58	$16.45	$16.48	$16.23	$15.96
Effect of goodwill and other intangibles	(2.43)	(2.45)	(2.47)	(2.29)	(2.30)
Tangible book value per common share	$14.15	$14.00	$14.01	$13.94	$13.66

Average tangible equity reconciliation
Average equity (GAAP)	$642,787	$645,409	$638,620	$627,294	$617,009
Effect of average goodwill and other intangibles	(95,167)	(95,845)	(88,618)	(89,141)	(89,406)
Average tangible equity	$547,620	$549,564	$550,002	$538,153	$527,603

(1)
Certain financial measures included in this press release, tangible book value per common share and average tangible equity, are financial measures that are not recognized by generally accepted accounting principles in the United States, or GAAP. These non-GAAP financial measures exclude the effect of the period end or average balance of intangible assets. Management believes that these non-GAAP financial measures provides additional useful information to investors, particularly since these measure are widely used by industry analysts for companies with prior merger and acquisition activities, such as us.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is presented in the table above. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.